Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-65885) pertaining to the Voluntary Investment Plan of L.B. Foster Company, as amended and restated, of our report dated June 13, 2004, with respect to the financial statements and schedule of the L.B. Foster Company Voluntary Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.



                                                      /s/Ernst & Young LLP

Pittsburgh, Pennsylvania
June 25, 2004